UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 13, 2024

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410
Coconut Grove, FL 33133
(Address of principal executive offices and zip code)

(305) 560-5355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 13, 2024, NextPlat Corp (the “Company”) held its 2024 Annual Meeting (the “Annual Meeting”).  At the Annual Meeting, the business combination pursuant to which Progressive Care Inc., a controlled subsidiary of the Company (“Progressive Care”), would become a wholly-owned subsidiary of the Company, was approved, each director nominee was elected, and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. A playback of the Annual Meeting can be found at www.virtualshareholdermeeting.com/NXPL2024.

The number of shares of common stock that voted on matters presented at the Annual Meeting was 15,077,886, representing approximately 79.47% of the 18,973,146 shares outstanding as of July 29, 2024, the record date for the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. The proposals are described in detail in the Company’s Joint Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2024 (the “Proxy Statement/Prospectus”) and are incorporated herein by reference.

1.
Business Combination Proposal. The vote to consider and vote upon a proposal to approve and adopt the Merger Agreement and Plan of Reorganization, dated as of April 12, 2024 (the “Merger Agreement”), by and among the Company, Progressive Care LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Progressive Care and the transactions contemplated thereby, was as follows:

Votes For	Votes Against	Abstentions
11,942,853	41,054	1,671

2.	Nasdaq Proposal. The vote to approve the issuance of more than 20% of the issued and outstanding shares of NextPlat Common Stock in connection with the terms of the Merger Agreement pursuant to Nasdaq Listing Rule 5635(a) was as follows:

Votes For	Votes Against	Abstentions
11,908,525	70,324	6,729

3.	Election of Directors Proposal. The vote to elect eight Board nominees to the NextPlat Board, each to serve until the next annual meeting of stockholders of NextPlat, or until such person’s successor is elected and qualified was as follows:

Nominee	Votes For	Votes Against	Abstentions
Charles M. Fernandez	11,931,646	49,113	4,819
Douglas S. Ellenoff	11,880,577	51,518	53,483
Rodney Barreto	11,900,007	50,553	35,018
Louis Cusimano	11,861,563	60,185	63,830
Hector Delgado	11,931,506	45,933	8,139
David Phipps	11,908,700	45,395	31,483
Jervis Hough	11,924,944	52,495	8,139
Anthony Armas	11,929,921	47,518	8,139

4.	Appointment of Independent Registered Public Accounting Firm Proposal. The vote to ratify the appointment of RBSM LLP as the NextPlat’s independent registered public accounting firm for the year ending December 31, 2024 was as follows:

Votes For	Votes Against	Abstentions
14,926,602	135,005	16,279

5.	Compensation of Named Executives Proposal. The vote to approve, on an advisory basis, the compensation of NextPlat’s named executive officers as disclosed in this joint proxy statement/prospectus was as follows:

Votes For	Votes Against	Abstentions
11,877,579	57,326	50,673

6.	Adjournment Proposal. The vote to authorize the adjournment of the Annual Meeting if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals in the event NextPlat does not receive the requisite stockholder vote to approve the other proposals was as follows:

Votes For	Votes Against	Abstentions
14,575,603	477,900	24,383

Item 8.01 Other Events.

On September 16, 2024, the Company issued a press release announcing the results of the Company’s 2024 Annual Meeting of the stockholders held on September 13, 2024. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 16, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Executive Chairman and Chief Executive Officer

Dated: September 16, 2024

5